Exhibit 99.2

AeroGrow Completes $6.3 Million Private Placement

Boulder, CO – June 30, 2009 - AeroGrow International, Inc. (OTCBB:AERO - News)  (the "Company" or "AeroGrow") makers of the AeroGarden line of indoor gardening products, announced that it has completed a private placement in which the company raised cash or converted other obligations or existing loans in excess of $6.3 million through the issuance of Series A preferred stock and warrants to accredited and institutional investors.

The Company raised $3.8 million in new cash at the closing of the private placement, primarily from existing shareholders and its Chairman of the Board, Jack Walker, who is now AeroGrow’s largest beneficial shareholder.  In addition, the Company issued $2.5 million in preferred stock for non-cash consideration, including the conversion of existing accounts payable and other obligations.  In total, 6,836 shares of preferred stock were issued.  The preferred stock is convertible to common shares at the rate of 5,000 shares of common stock for every share of preferred.

The offer and sale of the shares of the Company's preferred stock and warrants have not been registered under the Securities Act of 1933, as amended, and the shares and warrants may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements.  The securities were offered and sold only to a limited number of accredited investors.  This press release is being issued pursuant to Rule 135(c) under the Securities Act of 1933, as amended, and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden line of foolproof, dirt-free indoor gardens. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Jerry Perkins and/or the Company, optimism related to the business, expanding sales, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.